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               PHOENIX TECHNOLOGIES LTD.                         EXHIBIT 4.10
                 1994 EQUITY INCENTIVE PLAN

                    As Amended Through December 12, 1994


1.   PURPOSE

     The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

2.   SHARES SUBJECT TO THE PLAN

2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 1,000,000 shares, plus the total number of shares authorized for issuance, but not issued or subject to outstanding options, under the Company's existing option plans as of November 30, 1994; provided, however, that the maximum number of Shares that may be issued under the Plan to members of the Board of Directors of the Company who are not also employees of the Company is 200,000 Shares. Subject to Sections
     2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award that otherwise terminates without such Shares being issued and for which the participant did not receive any benefits of ownership (other than voting rights), or (c) become available for issuance under any other equity plans of the Company pursuant to the terms of such plans.

2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

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3.   ELIGIBILITY

3.1 ELIGIBILITY OF EMPLOYEES, CONSULTANTS AND INDEPENDENT CONTRACTORS. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan. Each person is eligible to receive up to an aggregate maximum of 400,000 Shares over the term of the Plan.

3.2 ELIGIBILITY OF DIRECTORS. Each director who is not an employee shall be granted an Option to purchase 10,000 Shares upon such director's initial election to the Board of Directors. Upon the anniversary of such initial election, each director shall receive an Option to purchase an additional 7,000 Shares of stock. Options granted to directors who are not employees shall be NQSOs. Notwithstanding the foregoing, directors who are not employees are eligible to receive only Options under the Plan. This
     Section 3.2 and Sections 5.3 and 5.4 (concerning director options) may not be amended more than once every six months, other than to conform with changes required by law.

4.   ADMINISTRATION

4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. Except as otherwise provided pursuant to Sections 3.2 or 5, the Committee shall have the authority to:

     (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;
     (b) prescribe, amend and rescind rules and regulations relating to the Plan;
     (c)  select persons to receive Awards;
     (d)  determine the form and terms of Awards;
     (e) determine the number of Shares or other consideration subject to Awards;
     (f) determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
     (g)  grant waivers of Plan or Award conditions;
     (h)  determine the vesting, exercisability and payment of Awards;
     (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
     (j)  determine whether an Award has been earned; and
     (k) make all other determinations necessary or advisable for the administration of the Plan.

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4.2  COMMITTEE DISCRETION.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant Awards under the Plan to Participants who are not Insiders of the Company.

4.3 EXCHANGE ACT REQUIREMENTS. If two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. The Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person. It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any Award would otherwise conflict with the intent expressed in this
     Section 4.3, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

5.   OPTIONS

     Except as otherwise provided in this Section 5, the Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 FORM OF OPTION GRANT. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant receiving an Award pursuant to Section 3.1) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

5.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee; provided, however, that Options granted to directors who are not employees shall be granted on the date specified in Section 3.2. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided,


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     however, that no Option shall be exercisable after the expiration of ten
     (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted; and provided further that Options held by directors who are not employees will be exercisable as follows: (i) with respect to the first Option granted, it will become exercisable on a cumulative basis as to one-quarter of the Shares subject to the Option on the first anniversary of the grant date and as to the balance of the Shares subject to the Option in 12 equal quarterly installments every three months after such first anniversary; and (ii) with respect to any Option subsequently granted, it will become exercisable on a cumulative basis as to one-sixteenth of the Shares subject to the Option, on a quarterly basis, commencing three months after the date of grant of such Option. Except as otherwise specifically set forth in the preceding sentence with respect to directors who are not employees, the Committee may provide for Options to become exercisable at any time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

5.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided, however, that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant; and provided further, that the Exercise Price of Options granted to directors who are not employees shall be 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with
     Section 8 of the Plan.

5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant receiving an Award pursuant to the Plan), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

     (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than ninety (90) days after the Termination Date, but in any event, no later than the expiration date of the Options.


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     (b)  If the Participant is terminated because of death or Disability, then Participant's Options may be exercised, only to the extent that such Options would have been exercisable by Participant on the Termination Date, and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date, but in any event no later than the expiration date of the Options.

5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
     Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under
     Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

5.10 NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.


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6.   RESTRICTED STOCK

     A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 FORM OF RESTRICTED STOCK AWARD. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the Participant. If such Participant does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

6.2 PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

6.3 TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria; PROVIDED, HOWEVER that the maximum Restricted Stock Award for each Participant with respect to any Performance Period shall be thirty percent (30%) of the Shares reserved for issuance under this Plan.

7.   STOCK BONUSES

7.1 AWARDS OF STOCK BONUSES. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) in consideration for services rendered by the Participant to the


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     Company or any Parent, Subsidiary or Affiliate of the Company.  A Stock
     Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in each Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") and shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of Company, Parent, Subsidiary, Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 TERMS OF STOCK BONUSES. Stock Bonus Awards shall be subject to such restrictions as the Committee shall impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Stock Bonus Agreement. Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonus has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria; PROVIDED, HOWEVER that the maximum Stock Bonus for each Participant with respect to any Performance Period shall be thirty percent (30%) of the Shares reserved for issuance under this Plan.

7.3 FORM OF PAYMENT. The earned portion of a Stock Bonus shall be paid by the Company currently. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine, and to the extent applicable, shall be subject to such conditions or restrictions as may be required to qualify for the maximum exemption from Section 16 of the Exchange Act.

7.4 TERMINATION DURING PERFORMANCE PERIOD. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.


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8.   PAYMENT FOR SHARE PURCHASES

8.1 PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved by the Committee and permitted by law by:

     (a)  cancellation of indebtedness of the Company to the Participant;
     (b)  by surrender of shares of the Company's Common Stock that either:
          (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;
     (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code, provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Purchase Price equal to the par value of the shares must be paid in cash.
     (d) by waiver of compensation due or accrued to Participant for services rendered;
     (e)  by tender of property;
     (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:
          (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
          (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
     (g)   by any combination of the foregoing.
     Notwithstanding the foregoing, the Exercise Price of an Option held by a director who is not an employee shall be paid in cash or pursuant to subsection (f) of this Section 8.1.

9.   WITHHOLDING TAXES

9.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be


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     net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Participant (other than a Participant receiving an Award under Section 3.2) may satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

     (a)  the election must be made on or prior to the applicable Tax Date;
     (b) once made, the election shall be irrevocable as to the particular Shares as to which the election is made, except as provided in paragraph (d) below;
     (c) all elections shall be subject to the consent or disapproval of the Committee;
     (d)  if the Participant is an Insider and if the Company is subject to
          Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and
     (e) in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

10.  PRIVILEGES OF STOCK OWNERSHIP

10.1 VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities that the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; provided further, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased pursuant to Section 12.


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10.2 FINANCIAL STATEMENTS.  The Company shall provide financial statements to each Participant annually during the period such Participant has Awards outstanding; provided, however, that the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11.  TRANSFERABILITY

     Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

12.  RESTRICTIONS ON SHARES

     At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's original Purchase Price.

13.  CERTIFICATES

     All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

14.  ESCROW; PLEDGE OF SHARES

     To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure


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

     the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

15.  EXCHANGE AND BUYOUT OF AWARDS

     The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards (other than Awards granted to directors pursuant to Section 3.2). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

16.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

     An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.  NO OBLIGATION TO EMPLOY

     Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.


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

18.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     18.1 PROVISIONS APPLICABLE TO ALL AWARDS. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of its Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of Shares subject to outstanding Awards hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise thereof (and, if relevant, for the same aggregate cash consideration), the same total number and class of shares as such Participant would have received had such Participant exercised such Award in full immediately prior to such event; and (ii) the number and class of shares with respect to which Awards may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment (a similar adjustment shall be made to the numbers of Shares specified in Section 3.2 of the Plan). For purposes of this
     Section 18, the "exercise" of an Award shall mean: (a) with respect to an Option, the exercise of such Option; (b) with respect to a Restricted Stock Award, payment for the Shares by the Participant; and (c) with respect to a Stock Bonus Award the occurrence of events entitling the Participant to receive Shares under such Award.

     After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Award shall, at no additional cost, be entitled to receive upon exercise of such Award (subject to any required action by stockholders of the Company) in lieu of the number of Shares as to which such Award shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Award shall be so exercised.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Awards remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Award shall be entitled to


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
     receive upon exercise of such Award, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) all outstanding Awards may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Award and (y) each holder of an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Awards, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

     Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares then subject to outstanding Awards.

18.2 PROVISIONS APPLICABLE TO DIRECTOR OPTIONS. Notwithstanding any other provision to the contrary in Section 18.1 or any other section of this Plan, in the event of a Change of Control (as defined below), all Options granted to directors who are not employees pursuant to Section 3.2 and outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person." as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of June 1, 1994, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose" initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the


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
     combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

19.  ADOPTION AND STOCKHOLDER APPROVAL

     The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Company may submit the Plan for approval by the stockholders of the Company at the next annual meeting of stockholders of the Company to obtain the advantages under NASD, IRS, Securities and Exchange Commission and other regulations that approval of stockholders may bestow; however, options granted under the Plan shall not be affected if stockholders do not approve the Plan.

20.  TERM OF PLAN

     The Plan will terminate ten (l0) years from the Effective Date.

21.  AMENDMENT OR TERMINATION OF PLAN

     The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

22.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  GOVERNING LAW

     The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, excluding that body of law pertaining to conflict of laws.


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
24.  DEFINITIONS

     As used in the Plan, the following terms shall have the following meanings:

     "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AWARD" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

     "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

     "BOARD" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     "COMPANY" means Phoenix Technologies Ltd., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

     "DISINTERESTED PERSON" means a director who has not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

     "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:


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
(a) if such Common Stock is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

"INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section l6 of the Exchange Act.

"OPTION" means an award of an option to purchase Shares pursuant to Section 5.

"OUTSIDE DIRECTOR" means any outside director as defined in Section 162(m) of the Code and the regulations issued thereunder.

"PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"PARTICIPANT" means a person who receives an Award under the Plan.

"PERFORMANCE FACTORS" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

     (a)  Net revenue and/or net revenue growth;
     (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
     (c)  Operating income and/or operating income growth;
     (d)  Net income and/or net income growth;
     (e)  Earnings per share and/or earnings per share growth;
     (f)  Total shareholder return and/or total shareholder return growth;
     (g)  Return on equity;

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     (h)  Operating cash flow return on income;
     (i)  Adjusted operating cash flow return on income;
     (j)  Economic value added; and
     (k)  Individual confidential business objectives.

"PERFORMANCE PERIOD" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

"PLAN" means this Phoenix Technologies Ltd. 1994 Equity Incentive Plan, as amended from time to time.

"RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 6.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" means shares of the Company's Common Stock, $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 18, and any security issued in respect thereto or in replacement therefor.

"STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to
Section 7.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").





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